Exhibit 99.2

AEVI GENOMIC MEDICINE, INC. AND ITS SUBSIDIARIES

AUDITED CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2018 AND 2017

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Stockholders and Board of Directors of Aevi Genomic Medicine, Inc. and its Subsidiaries
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of Aevi Genomic Medicine, Inc. and its subsidiaries (the Company) as of December 31, 2018 and 2017, and the related consolidated statements of operations, stockholders’ equity and cash flows for the years then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company at December 31, 2018 and 2017, and the consolidated results of their operations and their cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.
The Company’s Ability to Continue as a Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company has incurred operating losses and negative cash flows from operations and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the events, conditions, and plans regarding these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ Ernst and Young LLP
We have served as the Company’s auditor since 2016.
Philadelphia, Pennsylvania
March 29, 2019

AEVI GENOMIC MEDICINE, INC. AND ITS SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
U.S. dollars in thousands (except share and per share data)

		December 31,
	Note	2018	2017
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	3	$12,076	$33,729
Prepaid expenses and other current assets		170	893
Total current assets		12,246	34,622
LONG‑TERM ASSETS:
Lease deposits	6(d)	11	11
Property and equipment, net	4	20	85
Other long‑term assets		—	43
Total long‑term assets		31	139
Total assets		$12,277	$34,761
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Trade payables		$1,582	$943
Other accounts payable and accrued expenses	5	2,763	3,197
Total current liabilities		4,345	4,140
Total liabilities		4,345	4,140
COMMITMENTS AND CONTINGENCIES	6
STOCKHOLDERS’ EQUITY:	7
Common stock—$0.0001 par value; 200,000,000 shares authorized; 64,766,882 shares issued and outstanding at December 31, 2018; 59,332,265 shares issued and outstanding at December 31, 2017		7	6
Additional paid‑in capital		253,678	245,593
Accumulated deficit		(245,753)	(214,978)
Total stockholders’ equity		7,932	30,621
Total liabilities and stockholders’ equity		$12,277	$34,761
The accompanying notes are an integral part of the consolidated financial statements.

AEVI GENOMIC MEDICINE, INC. AND ITS SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
U.S. dollars in thousands (except share and per share data)

		Year ended December 31,
	Note	2018	2017
Research and development expenses		$22,299	$25,176
General and administrative expenses		8,663	9,524
Operating loss		(30,962)	(34,700)
Financial expenses		(1)	(41)
Financial income		188	27
Loss before taxes on income		(30,775)	(34,714)
Taxes on income	8	—	—
Net loss		$(30,775)	$(34,714)
Basic loss per share	10	$(0.500)	$(0.830)
Diluted loss per share	10	$(0.500)	$(0.830)
Weighted average number of shares of common stock used in computing basic loss per share		61,381,611	41,675,814
Weighted average number of shares of common stock used in computing diluted loss per share		61,381,611	41,675,814
The accompanying notes are an integral part of the consolidated financial statements.

AEVI GENOMIC MEDICINE, INC. AND ITS SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
U.S. dollars in thousands (except share and per share data)

	Common stock		Additional paid‑in	Accumulated	Total stockholders’
	Shares	Amount	capital	deficit	equity
Balance as of December 31, 2016	37,103,843	$4	$215,008	$(180,034)	34,978
Issuance of common stock at $1.26 per share, net	22,222,222	2	26,968	—	26,970
Stock‑based compensation related to options and warrants granted to consultants, directors and employees	—	—	3,368	—	3,368
Exercise of warrants and options	6,200	(*)	19	—	19
Cumulative‑effect adjustment from adoption of ASU 2016‑09	—	—	230	(230)	—
Net loss	—	—	—	(34,714)	(34,714)
Balance as of December 31, 2017	59,332,265	$6	$245,593	$(214,978)	30,621
Issuance of common stock at an average of $0.97 per share, net	5,426,151	1	4,961	—	4,962
Stock‑based compensation related to options and warrants granted to consultants, directors and employees	—	—	3,090	—	3,090
Exercise of warrants and options	8,466	(*)	34	—	34
Net loss	—	—	—	(30,775)	(30,775)
Balance as of December 31, 2018	64,766,882	$7	$253,678	$(245,753)	7,932

(*)	Represents an amount lower than $1.
The accompanying notes are an integral part of the consolidated financial statements.

AEVI GENOMIC MEDICINE, INC. AND ITS SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
U.S. dollars in thousands

	Year ended December 31
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(30,775)	$(34,714)
Adjustments to reconcile loss to net cash used in operating activities:
Depreciation	65	112
Loss from disposal of property and equipment	—	32
Stock‑based compensation	3,090	3,368
Change in operating assets and liabilities:
Prepaid and other current assets	723	(558)
Trade payables	639	806
Other accounts payable and accrued expenses	(434)	(2,249)
Lease deposits	—	—
Other long‑term assets	43	(43)
Net cash used in operating activities	$(26,649)	$(33,246)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	$—	$(4)
Proceeds from disposal of property and equipment	—	152
Net cash provided by (used in) investing activities	$—	$148
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock and warrants, net	$4,962	$26,970
Proceeds from exercise of options and warrants	34	19
Net cash provided by financing activities	$4,996	$26,989
Increase (decrease) in cash and cash equivalents	(21,653)	(6,109)
Balance of cash and cash equivalents at the beginning of the period	33,729	39,838
Balance of cash and cash equivalents at the end of the period	$12,076	$33,729
Supplemental disclosure of cash flow information:
Cash paid during the period for taxes	$—	$—
The accompanying notes are an integral part of the consolidated financial statements.

NOTE 1: GENERAL
a.    Aevi Genomic Medicine Inc., formerly Medgenics Inc., (the “Company”) was incorporated in January 2000 in Delaware. The Company has two wholly‑owned subsidiaries (the “Subsidiaries”): Medgenics Medical Israel Ltd. (the “Israeli Subsidiary”), which was incorporated in Israel in March 2000; and Aevi Genomics Medicine Europe BVBA/SPRL, which was incorporated in Belgium in December 2018. The Company is a clinical stage biopharmaceutical company with an emphasis on genomic medicine.
The Company’s common stock is traded on the NASDAQ. Prior to October 21, 2016 the Company’s common stock was traded on the NYSE.
b.    As reflected in the accompanying financial statements, the Company incurred a net loss for the twelve month period ended December 31, 2018 of $30,775 and had negative cash flow from operating activities of $26,649 during the twelve month period ended December 31, 2018. The accumulated deficit as of December 31, 2018 is $245,753. The Company and the Subsidiaries have not yet generated revenues from product sales.
NOTE 2: SIGNIFICANT ACCOUNTING POLICIES
The consolidated financial statements are prepared in accordance with United States Generally Accepted Accounting Principles (“U.S. GAAP”), applied on a consistent basis, as follows:
a.    Use of estimates:
The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions. The Company’s management believes that the estimates and assumptions used are reasonable based upon information available at the time they are made. These estimates and assumptions can affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.
b.    Financial statements in U.S. dollars:
The Company’s management believes that the dollar is the primary currency of the economic environment in which the Company and its Subsidiaries operate. Thus, the functional currency of the Company and its Subsidiaries is the dollar. Accordingly, transactions and balances denominated in dollars are presented at their original amounts. Non‑dollar transactions and balances have been re‑measured to dollars, in accordance with ASC 830, “Foreign Currency Matters” of the Financial Accounting Standards Board (“FASB”). All exchange gains and losses from re‑measurement of monetary balance sheet items denominated in non‑dollar currencies are reflected in the Statements of Operations as financial income or expenses, as appropriate.
c.    New accounting pronouncements:
In 2016, the FASB issued ASU 2016‑02, Leases, which will replace existing leasing guidance. ASU 2016‑02 requires lessees to recognize operating and financing lease liabilities and related right‑of‑use assets, in addition to increased disclosures as to the nature of cash flows arising from a lease. We will adopt the new standard effective January 1, 2019, at which time we will not restate comparative periods. Adoption will not change the classification of any of our leases. We do not expect the new standard to have a material impact on our consolidated financial statements.
In 2016, the FASB issued ASU 2016‑09, Compensation—Stock Compensation (Topic 718), Improvements to Employee Share‑Based Payment Accounting, which is meant to reduce the complexity involving several aspects of the accounting for employee share‑based payment transactions, including the income tax consequences, classifications of awards as either equity or liabilities, and classification on the statement of cash flows. ASU 2016‑09 became effective for the Company in the first quarter 2017 and was applied using a modified retrospective transition approach. Under ASU 2016‑09 the Company elected to no longer estimate forfeiture rates in determining its stock compensation expense and will true up for forfeitures as they occur. As a result of the adoption, the Company recorded a cumulative adjustment to accumulated deficit as of December 31, 2016 for $230.

In June 2018, the FASB issued ASU 2018‑07, Compensation—Stock Compensation (Topic 718): Improvements to Nonemployee Shared‑Based Payment Accounting. This guidance is intended to simplify the accounting for share‑based payments to nonemployees by aligning it with the accounting for share‑based payments to employees, with certain exceptions. This guidance will be effective for annual reporting periods beginning after December 15, 2018, including interim periods within those annual reporting periods, and early adoption is permitted. The Company does not anticipate a material impact to the consolidated financial statements as a result of the adoption of this guidance.
Other accounting standards that have been issued or proposed by the FASB or other standards‑setting bodies that do not require adoption until a future date are not expected to have a material impact on the Company’s consolidated financial statements upon adoption.
d.    Principles of consolidation:
The consolidated financial statements include the accounts of the Company and the Subsidiaries. Intercompany transactions and balances have been eliminated upon consolidation.
e.    Cash equivalents:
The Company and the Subsidiaries consider all highly liquid investments originally purchased with maturities of three months or less to be cash equivalents.
f.    Property and equipment:
Property and equipment are stated at cost net of accumulated depreciation. Depreciation is computed using the straight‑line method over the estimated useful lives of the assets. The annual rates of depreciation are as follows:

%
Computers and peripheral equipment	33
Leasehold improvements	The shorter of term of the lease or the useful life of the asset
g.    Impairment of long‑lived assets:
Long‑lived assets are reviewed for impairment in accordance with ASC 360, “Property, Plant, and Equipment” (“ASC 360”), whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of an asset to be held and used is measured by a comparison of the carrying amount of the asset to the future undiscounted cash flows expected to be generated by the asset. If such an asset is considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value of the asset. No impairment charges have been recognized through December 31, 2018.
h.    Income taxes:
The Company accounts for income taxes in accordance with ASC 740, “Income Taxes” (“ASC 740”). ASC 740 prescribes the use of the asset and liability method whereby deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company provides a valuation allowance, if necessary, to reduce deferred tax assets to their estimated realizable value. As of December 31, 2018, a full valuation allowance was provided by the Company.
The Company also accounts for income taxes in accordance with ASC 740‑10, “Accounting for Uncertainty in Income Taxes” (“ASC 740‑10”). ASC 740‑10 contains a two‑step approach for recognizing and measuring uncertain tax positions accounted for in accordance with ASC 740‑10. The first step is to evaluate the tax position taken or expected to be taken in a tax return by determining if the weight of available evidence indicates that it is more likely than not that, on an evaluation of the technical merits, the tax position will be sustained on audit, including resolution of any related appeals or litigation processes. The second step is to measure the tax benefit as the largest amount that is more than 50% likely to be realized upon ultimate settlement. As of December 31, 2017 and 2018, no liability has been recorded as a result of ASC 740‑10.
On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cuts and Jobs Act (the “Tax Act”). The Tax Act makes broad and complex changes to the U.S. tax code, including, but not limited to, reducing the U.S. federal corporate tax rate from 35 percent to 21 percent; eliminating the corporate alternative minimum tax (AMT) and changing how existing AMT credits can be realized; creating a new limitation on deductible interest expense; changing rules related to uses and limitations of net operating loss carryforwards created in tax years beginning after December 31, 2017; limitations on the deductibility of certain executive compensation; and changes to the calculation of the orphan drug credit.
i.    Accounting for stock‑based compensation:
The Company applies ASC 718, “Compensation‑Stock Compensation” (“ASC 718”) which requires the measurement and recognition of compensation expense based on estimated fair values for all share‑based payment awards made to employees and directors. The Company recognizes compensation expenses for awards granted based on the straight‑line method over the requisite service period of each of the grants. In 2017 and 2018, the Company estimated the fair value of stock options granted to employees and directors using the Binominal options pricing model with the following assumptions:

	2018	2017
Dividend yield	0%	0%
Expected volatility	77.5 ‑ 77.9%	72.0 ‑ 78.6%
Risk‑free interest rate	2.7 ‑ 3.1%	2.2 ‑ 2.5%
Suboptimal exercise factor	1.5 ‑ 2.5	1.5 ‑ 2.5
Contractual life (years)	10	10
Exit rate	6%	6 ‑ 8%
The Company uses historical data to estimate post vesting exit rate within the valuation model; separate groups of employees that have similar historical exercise behavior are considered separately for valuation purposes. The suboptimal exercise factor represents the value of the underlying stock as a multiple of the exercise price of the option which, if achieved, results in exercise of the option. The risk‑free interest rate assumption is based on observed interest rates appropriate for the term of the Company’s stock options. The Company has historically not paid dividends and has no foreseeable plans to pay dividends. Prior to the fourth quarter of 2017, the expected stock price volatility of the Company’s stock options had been calculated by examining historical volatilities for publicly traded industry peers as well as considering the Company’s historical volatility. As of the fourth quarter of 2017, the Company determined there was enough historical data to begin computing the expected price volatility based on the Company’s historical data, alone.
The Company applies ASC 718 and ASC 505‑50, “Equity‑Based Payments to Non‑Employees” (“ASC 505‑50”), with respect to options issued to non‑employees. ASC 718 requires the use of option valuation models to measure the fair value of the options. The fair value of these options was estimated at the end of each reporting period up until the date of vesting and at the date of vesting, using the Binomial option pricing model with the following assumptions:

	2018	2017
Dividend yield	0%	0%
Expected volatility	77.9 ‑ 77.9%	78.0 ‑ 78.6%
Risk‑free interest rate	2.7 ‑ 2.7%	2.3 ‑ 2.4%
Contractual life (years)	9.7 ‑ 9.8	9.0 ‑ 9.9

Prior to the fourth quarter of 2017, the expected stock price volatility of the Company’s stock options had been calculated by examining historical volatilities for publicly traded industry peers as well as considering the Company’s historical volatility. As of the fourth quarter of 2017, the Company determined there was enough historical data to begin computing the expected price volatility based on the Company’s historical data, alone. The Company expects to continue using this methodology going forward.
j.    Loss per share:
Basic loss per share is computed based on the weighted average number of shares of common stock outstanding during each year. Diluted loss per share is computed based on the weighted average number of shares of common stock outstanding during each year, plus the dilutive effect of options, warrants and restricted shares considered to be outstanding during each year, in accordance with ASC 260, “Earnings Per Share “(“ASC 260”).
k.    Research and development expenses:
All research and development expenses are charged to the Consolidated Statements of Operations as incurred.
These costs include, but are not limited to, license fees related to the acquisition of in‑licensed products; employee‑related expenses, including salaries, benefits and travel; expenses incurred under agreements with clinical research organizations and investigative sites that conduct clinical trials and preclinical studies; the cost of acquiring, developing and manufacturing clinical trial materials; facilities, depreciation and other expenses, which include direct and allocated expenses for rent and maintenance of facilities, insurance and other supplies; and costs associated with preclinical activities and regulatory operations. Costs for certain development activities, such as clinical trials, are recognized based on an evaluation of the progress to completion of specific tasks using data such as patient enrollment, clinical site activations, or information provided to the Company by its vendors with respect to their actual costs incurred. Payments for these activities are based on the terms of the individual arrangements, which may differ from the pattern of costs incurred, and are reflected in the consolidated financial statements as prepaid or accrued research and development expense, as the case may be.
l.    Concentrations of credit risks:
Financial instruments that potentially subject the Company and the Subsidiaries to concentrations of credit risk consist principally of cash and cash equivalents. Cash and cash equivalents are invested in major banks and financial institutions in the United States. Such deposits in the United States may be in excess of insured limits and are not insured in other jurisdictions. Management believes that the financial institutions that hold the Company’s investments are institutions with high credit standing and accordingly, minimal credit risk exists with respect to these investments. The Company has no off‑balance‑sheet concentrations of credit risk such as foreign exchange contracts, option contracts or other foreign hedging arrangements.
m.    Fair value of financial instruments:
The carrying amount of cash and cash equivalents, accounts payable and accrued liabilities are generally considered to be representative of their respective fair values because of the short‑term nature of those accounts.
NOTE 3: LIQUIDITY RISKS AND MANAGEMENT PLANS
The future success of the Company is dependent on its ability to develop its product candidates and ultimately upon its ability to attain profitable operations. The Company is subject to a number of risks similar to other early‑stage life science companies, including, but not limited to, successful discovery and development of its product candidates, raising additional capital with favorable terms, and development by its competitors of new technological innovations, protection of proprietary technology and market acceptance of the Company’s products. The successful discovery and development of product candidates requires substantial working capital which may not be available to the Company on favorable terms.
The Company has financed its operations primarily through issuance of equity and grants from third parties. As of December 31, 2018, the Company had cash and cash equivalents of $12,076 and liabilities of $4,345. The Company has incurred recurring operating losses since inception. For the year ended December 31, 2018, the Company incurred a net loss of $30,775 and as of December 31, 2018 the Company has an accumulated deficit of $245,753. The Company anticipates operating losses to continue for the foreseeable future due to, among other things, costs related to research, development of its product candidates and its preclinical programs, and its administrative organization. The Company will require substantial additional financing to fund its operations and to continue to execute its strategy. These conditions raise substantial doubt about its ability to continue as a going concern within one year after the date that the financial statements are issued.
To alleviate the conditions that raise substantial doubt about the Company’s ability to continue as a going concern, the board of directors has commenced a review to explore and evaluate potential strategic alternatives to enhance stockholder value. These alternatives could include, among others, continuing to execute the Company’s business plan, issuing or transferring shares of its common stock or other equity securities, the license, sale or disposition of certain assets or programs, the formation of a joint venture, a strategic business combination, a transaction that results in private ownership or the sale of the Company, or some combination of these. There can be no assurance that the review of strategic alternatives will result in the identification or consummation of any transaction or that our board of directors will determine that continuing our current business operations is in the best interest of the Company’s stockholders. If the Company raises additional funds through strategic collaborations and alliances or licensing agreements with third parties, which may include existing collaboration partners, the Company may have to relinquish valuable rights to its technologies or product candidates, including AEVI‑002, AEVI‑005 and other product candidates, or grant licenses on terms that are not favorable to the Company. To the extent that the Company raises additional capital through the sale of equity, the ownership interest of its existing shareholders will be diluted and other preferences may be necessary that adversely affect the rights of existing shareholders. If none of these alternatives is available, or if available, the Company is unable to raise sufficient capital through such transactions, it will not have sufficient cash resources and liquidity to fund its business operations for at least the next year following the date the financial statements are issued. Accordingly, management has concluded that substantial doubt exists with respect to the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued.
In light of our decision to discontinue the AEVI‑001 program in ADHD, our board of directors has commenced a review to explore and evaluate potential strategic alternatives to enhance stockholder value. These alternatives could include, among others, continuing to execute the Company’s business plan, issuing or transferring shares of our common stock or other equity securities, the license, sale or disposition of certain assets or programs, the formation of a joint venture, a strategic business combination, a transaction that results in private ownership or the sale of the Company, or some combination of these. There can be no assurance that the review of strategic alternatives will result in the identification or consummation of any transaction or that our board of directors will determine that continuing our current business operations is in the best interests of our stockholders.
NOTE 4: PROPERTY AND EQUIPMENT, NET
Composition of property and equipment is as follows:

	December 31,
	2018	2017
Cost:
Furniture and office equipment	$—	$—
Computers and peripheral equipment	35	35
Laboratory equipment	—	—
Leasehold improvements	157	157
Total cost	192	192
Total accumulated depreciation	172	107
Depreciated cost	$20	$85
Depreciation expense for the years ended December 31, 2018 and 2017 amounted to $65 and $112, respectively.
During the year ended December 31, 2017, the Company disposed of assets associated with the closure of the Israel site resulting in $152 of proceeds and the write down of assets and associated accumulated depreciation of $1,610 and $1,426, respectively. There were no disposals during the year ended December 31, 2018.

NOTE 5: OTHER ACCOUNTS PAYABLE AND ACCRUED EXPENSES

	December 31,
	2018	2017
Employees and payroll accruals	$47	$1,297
R&D accruals	2,222	1,539
Accrued expenses, other	494	361
Other accounts payable and accrued expenses	$2,763	$3,197
NOTE 6: COMMITMENTS AND CONTINGENCIES
a.    The Children’s Hospital of Philadelphia (CHOP) Arrangements
In November 2014, the Company entered into a license agreement, or the License Agreement, and a sponsored research agreement, or the Research Agreement, each with CHOP. Under the terms of the License Agreement, CHOP granted the Company (i) an exclusive, sublicensable license to use certain patent rights covering potential diagnostic and therapeutic targets, (ii) an exclusive, non‑sublicensable license to use certain biospecimen and phenotypic data collected from patients with rare and orphan diseases and their family members, or the Biobank. A License Issuance Fee of $500 was paid and expensed in 2014. Beginning in 2016 and continuing through 2020, the Company paid, and is contractually required to pay, to CHOP an annual license maintenance fee of $100. This annual license maintenance fee increases to $200 beginning in 2021. The Company is required to pay to CHOP certain milestone payments, ranging from $250 to $500; low single‑digit royalties on net sales of all licensed products and a percentage of amounts received from sublicensing activities.
The License Agreement terminates upon the expiration date of the last‑to‑expire royalty term under the License Agreement. The Company may terminate the License Agreement at any time with six months’ prior written notice to CHOP, and CHOP may terminate the License Agreement upon (i) an uncured default by the Company of the License Agreement, (ii) the failure by the Company to meet certain development and/or commercialization milestones under the License Agreement, or (iii) the Company entering into liquidation, having a receiver or administrator appointed over any assets related to the License Agreement, makes any voluntary assignment of our assets for the benefit of creditors, ceases to carry on business, files for bankruptcy under Chapter 7 of the US Bankruptcy Code or has an involuntary petition under Chapter 7 of the US Bankruptcy Code filed against us.
In February 2017, the Company amended the License Agreement. The amendment allows the Company to extend the period of its exclusive commercial access to the Biobank for rolling two‑year periods. The cost of the first extension was $198 with each subsequent extension costing $125. The Company has exercised such option in each of 2017 and 2018.
In December 2015, the Company entered into an amendment to the Research Agreement, which amendment, amongst other things, granted it the right to extend the term of the Research Agreement until November 12, 2017. In February 2017, the Company entered into a second amendment to the Research Agreement, which extended the term of the Research Agreement through June 30, 2018. This amendment also granted the Company rights to continually extend the term of the Research Agreement by one year by giving CHOP written notice of extension no later than one year prior to the expiration of the then‑current term of the Research Agreement. In June 2017, the Company extended the term of the Research Agreement through June 30, 2019, and in June 2018, it extended the term of the Research Agreement through June 30, 2020. $5,937 was due under the Research Agreement in 2018. $4,750 will be due under the Research Agreement in 2019, and in the first half of 2020, $2,375 will be due.
In March 2019, the Company reached agreement with CHOP to further amend the Research Agreement and the License Agreement (“the CHOP Amendments”). The CHOP Amendments allow the Company to defer the monthly payments due under the Research Agreement for the period from February 1, 2019 through September 30, 2019 in exchange for a non‑interest bearing note in the amount of such deferral. Such note matures September 30, 2019 and is secured by all of Aevi’s intellectual property and other assets (“the Note”). At maturity, and at CHOP’s option, the Note will be payable in cash or a number of shares of the Company’s common stock calculated based on the price of the Company’s common stock at such time; provided, however, if conversion upon such election would cause CHOP and its affiliates including the CHOP Foundation to own, in the aggregate, in excess of 47.5% of the then‑outstanding shares of the Company’s common stock (after giving effect to such conversion), then CHOP would only receive the number of shares of the Company common stock such that CHOP and its affiliates including the CHOP Foundation would own, in the aggregate, 47.5% of the then outstanding shares of the Company’s common stock (after giving effect to such conversion), and the balance of the Note would be payable to CHOP in cash.
The CHOP Amendments with respect to the Research Agreement and the License Agreement prohibits the assignment or sublicense of CHOP’s intellectual property without CHOP’s prior written consent, allows CHOP to terminate the Research Agreement and the License Agreement upon a change of control without CHOP’s prior written consent, reduces the period of time during which the Company has to exercise its options to license new intellectual property of CHOP and to negotiate the terms of any such license and requires the Company to meet certain diligence requirements related to acquiring rights to and commencing a clinical trial for a viable molecule that addresses the optioned intellectual property.
Furthermore, the Company has agreed that until and including June 23, 2019 the Company will not undertake any equity financing (including convertible notes) that would have a dilutive effect on the stockholders of Aevi. Thereafter, and until the later of repayment in full of the Note or June 30, 2020, Aevi has agreed to only undertake an equity financing (including convertible notes) if the net proceeds of such financing provide at least six month of cash to sustain the Company’s operations; provided, that CHOP will have a right of first refusal to purchase any or all equity proposed to be issued in such financing on equivalent terms.
CHOP is the Company’s largest shareholder and also has a seat on the Company’s Board of Directors. Expenses related to CHOP, within the Research Agreement or otherwise, were $7,111 and $7,780 for the years ended December 31, 2018 and December 31, 2017, respectively. As of December 31, 2018, the Company had total payables related to CHOP, inclusive of those related to the Research Agreement, of $1,218, allocated between accrued expenses and trade payables.
b.    License Agreements
In June 2016, the Company entered into a Clinical Development and Option Agreement, or the Development and Option Agreement, with Kyowa Hakko Kirin Co., Ltd., or KHK, relating to the development and potential commercialization of KHK’s first‑in‑class anti‑LIGHT monoclonal antibody, or the Antibody (AEVI‑002). Under the Development and Option Agreement, the Company received an exclusive option for exclusive rights to develop and commercialize products containing the Antibody, or the Licensed Products, and to conduct various development activities with respect to the Antibody, including the conduct of a signal finding study testing the Antibody in Severe Pediatric Onset Inflammatory Bowel Disease, or the Study.
For a certain period of time after the completion of the Study, or the Exercise Period, the Company will have the option, or the Option, to obtain exclusive rights for the development and commercialization of the Antibody. If the Company exercises the Option, KHK will have 60 days to select one of two potential development and commercialization structures: a co‑development/co‑commercialization arrangement or a licensing arrangement.
If, upon the Company’s exercise of the Option, KHK chooses to continue the collaboration as a co‑development/co‑commercialization arrangement, the Company will have the exclusive right to develop, manufacture and commercialize the Licensed Products in the United States and Canada. The Company will be required to pay KHK an initial license fee in the low single‑digit millions of dollars and may pay KHK up to an additional $18,000 upon the achievement of certain regulatory milestones related to the Licensed Products. The parties will share the anticipated costs of development of the first Licensed Product for the treatment, prevention, and diagnosis of specified pediatric onset rare and orphan inflammatory diseases (including severe pediatric onset inflammatory bowel diseases such as Crohn’s disease and ulcerative colitis, or IBD) and other specified pediatric onset rare and orphan auto‑immune diseases, or, collectively, the Field, in the United States, Canada and the European Union with the Company responsible for any costs in excess of an agreed cap.
If, upon the exercise of the Option, KHK chooses to continue the collaboration as a licensing arrangement, the Company will have the exclusive right to develop, manufacture and commercialize the Licensed Products in the Field in the United States, Canada and the European Union. The Company will be required to pay KHK an initial license fee in the low single‑digit millions of dollars and may pay KHK up to an additional $28,000 upon the achievement of certain regulatory milestones related to the Licensed Products.
c.    Office of the Chief Scientist (OCS):

Under agreements with the OCS in Israel regarding research and development projects, the Israeli Subsidiary is committed to pay royalties to the OCS at rates between 3.5% and 5% of the commercial revenues resulting from this research and development, at an amount not to exceed the amount of the grants received by the Israeli Subsidiary as participation in the research and development program, plus interest at LIBOR. The obligation to pay these royalties is contingent on actual income. The proceeds from any potential transactions relating to the Israeli Subsidiary’s research and development program may be subject to the terms and conditions of the OCS agreement. As of December 31, 2018, the principal amount of the aggregate contingent liability was $13,968. The Israeli Subsidiary was not approved a grant from the OCS for 2017 and 2018.
d.    Lease Agreements:
1.    The offices of the Company are rented under an operating lease agreement and committed through April 2019. Future minimum lease commitment under the existing operating lease agreement is $44.
2.    The following table sets forth our lease payment obligations as of December 31, 2018 for the periods indicated below:

	Total	Less than 1 Year	1 ‑ 3 Years	3 ‑ 5 Years	More than 5 Years and Thereafter
Operating lease obligations	$44	$44	$—	$—	$—
e.    Per the employment agreements of several executives, if terminated without cause, these executives will be entitled to severance pay in the aggregate amount of $2,627.
NOTE 7: STOCKHOLDERS’ EQUITY
a.    Common stock:
The common stock confers upon the holders the right to receive notice to participate and vote in annual and special meetings of the stockholders of the Company and the right to receive dividends, if declared.
b.    Issuance of shares, stock options and warrants to investors:
1.    In October 2017, the Company completed a private offering of an aggregate of 22,222,222 shares of common stock, and warrants exercisable for up to an aggregate of 3,953,904 shares of common stock at a purchase price of $1.26 per share of common stock and accompanying warrants pursuant to that certain securities purchase agreement dated as of August 9, 2017. Each purchaser received a warrant exercisable to purchase a pro rata amount of shares of common stock at a purchase price of $2.84 per share, which will expire five years after the date of issuance. The Company has accounted for these warrants under the equity method in accordance with ASC 815. The aggregate gross proceeds from the offering to the Company were $28,000, of which $20,000 was proceeds received from the CHOP Foundation and $1,000 was proceeds received from directors and officers. The CHOP Foundation was issued 15,873,016 shares of common stock and accompanying warrants of 2,824,217. Net proceeds after deducting estimated offering expenses were $26,970.
The Company also obtained approval from stockholders to increase the total number of authorized shares of Common Stock from 100,000,000 to 200,000,000 shares.
2.    On May 15, 2018, we entered into an Equity Distribution Agreement pursuant to which we may from time‑to‑time issue and sell shares of our common stock having an aggregate offering price of up to $20,000 in an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act (the “ATM Facility”). For the year ended December 31, 2018, we sold 5,426,151 shares of common stock at an average purchase price of $0.97 per share of common stock for gross proceeds of $5,285 and net proceeds after deducting estimated offering expenses of approximately $4,962 under the ATM Facility.
c.    Issuance of stock options, warrants and restricted stock to employees and directors:

1.    In 2006, the Company adopted a stock incentive plan (the “stock incentive plan”) according to which options, restricted stock and other awards related to common stock of the Company may be granted to directors, employees and consultants (non‑employees) of the Company and the Subsidiaries, as determined by the Company’s Board of Directors from time to time. The options outstanding are exercisable within a designated period from the date of grant and at an exercise price, each as determined by the Company’s Board of Directors. The options outstanding to employees, directors and consultants will vest over a period of up to four years from the date of grant. Any option which is cancelled or forfeited before expiration becomes available for future grants.
2.    In March 2013, the Company’s Board of Directors approved an amendment to the stock incentive plan increasing the number of shares of common stock authorized for issuance thereunder to a total of 4,178,571 shares of common stock. In April 2014, stockholders approved an amendment to the Company’s Stock Incentive Plan, increasing the number of shares authorized to be issued under such plan by 2,000,000 shares. In April 2016, stockholders approved an amendment to the Company’s Stock Incentive Plan, increasing the number of shares authorized to be issued under such plan by 3,000,000 shares. In June 2018, stockholders approved an amendment to the Company’s Stock Incentive Plan, increasing the number of shares authorized to be issued under such plan by 4,000,000 shares. A summary of the Company’s activity for options and warrants granted to employees and directors is as follows:

	Number of options and warrants	Weighted average exercise price	Weighted average remaining contractual terms (years)	Aggregate intrinsic value
Outstanding at December 31, 2017	11,110,362	$4.34	6.43	$1
Granted	2,943,930	$1.54
Exercised	(17,334)	$1.24
Forfeited	(3,728,630)	$3.51
Outstanding at December 31, 2018	10,308,328	$3.84	6.85	$—
Vested and expected to vest, December 31, 2018	10,308,328	$3.84	6.85	$—
Exercisable at December 31, 2018	6,158,796	$4.85	5.50	$—
As of December 31, 2018, there was $2,679 of total unrecognized compensation cost related to non‑vested share‑based compensation arrangements granted to employees and directors. That cost is expected to be recognized over a weighted‑average period of 1.41 years.
d.    Issuance of shares, stock options and warrants to consultants:
1.    A summary of the Company’s activity for options granted under the stock incentive plan and warrants to consultants is as follows:

	Number of options and warrants	Weighted average exercise price	Weighted average remaining contractual terms (years)	Aggregate intrinsic value
Outstanding at December 31, 2017	160,000	$3.62	2.45	$—
Granted	40,000	$1.52
Exercised	—	$—
Forfeited	(190,000)	$3.12
Outstanding at December 31, 2018	10,000	$4.82	7.84	$—
Exercisable at December 31, 2018	10,000	$4.82	7.84	$—
As of December 31, 2018, all compensation cost related to share‑based compensation arrangements granted to consultants was recognized.
e.    Compensation expense:

Compensation expense related to shares, warrants and options granted to employees, directors and consultants was recorded in the Consolidated Statements of Operations in the following line items:

	Year ended December 31,
	2018	2017
Research and development expenses	$1,260	$1,515
General and administrative expenses	1,830	1,853
	$3,090	$3,368
f.    Summary of shares to be issued upon exercise of options and warrants:
A summary of shares to be issued upon exercise of all the options and warrants, segregated into ranges, as of December 31, 2018 is presented in the following table:

		As of December 31, 2018
Options / Warrants	Exercise Price per Share ($)	Shares to be Issued upon Exercise of Options and Warrants Outstanding	Shares to be Issued upon Exercise of Options and Warrants Exercisable	Weighted Average Remaining Contractual Terms of Options and Warrants Outstanding (in years)
Options:
Granted to Employees and Directors	1.07 ‑ 2.66	3,619,280	447,641	9.1
	3.14 ‑ 4.91	4,403,900	3,564,632	5.9
	5.22 ‑ 8.80	2,143,938	2,005,313	5.2
		10,167,118	6,017,586
Granted to Consultants	4.82	10,000	10,000	7.8
Total Shares to be Issued upon Exercise of Options		10,177,118	6,027,586
Warrants:
Issued to Employees and Directors	2.84	141,210	141,210	3.8
Issued to Investors	2.84	3,812,694	3,812,694	3.8
Total Shares to be Issued upon Exercise of Warrants		3,953,904	3,953,904
Total Shares to be Issued upon Exercise of Options and Warrants		14,131,022	9,981,490
NOTE 8: TAXES ON INCOME
On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cuts and Jobs Act (the “Tax Act”). The Tax Act makes broad and complex changes to the U.S. tax code, including, but not limited to, reducing the U.S. federal corporate tax rate from 35 percent to 21 percent; eliminating the corporate alternative minimum tax (AMT) and changing how existing AMT credits can be realized; creating a new limitation on deductible interest expense; changing rules related to uses and limitations of net operating loss carryforwards created in tax years beginning after December 31, 2017; limitations on the deductibility of certain executive compensation; and changes to the calculation of the orphan drug credit.
A reconciliation of income tax benefit computed at the statutory federal income tax rate to income taxes as reflected in the financial statements is as follows:

	December 31,
	2018	2017
Rate reconciliation:
Federal income tax benefit at statutory rate	21.0%	35.0%
State and local tax, net of federal benefit	5.7%	5.3%
Loss in earning of subsidiaries	0.0%	(1.00)%
Permanent differences	(0.90)%	(1.30)%
Tax credits	1.6%	2.1%
Tax attribute revaluations	(7.70)%	0.0%
Impact of tax reform	0.0%	(50.60)%
Change in valuation allowance	(19.70)%	10.5%
Effective Income tax rate	0.0%	0.0%
Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The significant components of the Company’s deferred tax assets are comprised of the following:

	December 31,
	2018	2017
Deferred tax assets:
Net operating loss and credit carryforwards	$55,184	$45,548
Stock Compensation	4,969	7,065
Accrued Expenses	—	1,497
Other	36	23
Total deferred tax assets before valuation allowance	60,189	54,133
Valuation allowance	(60,189)	(54,133)
Net deferred tax asset	$—	$—
As of December 31, 2018, the Company had U.S. federal net operating loss carryforwards of $145,614, which may be available to offset future income tax liabilities and will expire beginning in 2020. As of December 31, 2018, the Company also had U.S. state net operating loss carryforwards of $138,622 which may be available to offset future income tax liabilities and will expire beginning in 2018.
The Company has recorded a full valuation allowance against its deferred tax assets as of December 31, 2018 and 2017, respectively, because the Company has determined that is it more likely than not that these assets will not be fully realized due to historic net operating losses incurred. The Company experienced a net change in valuation allowance of $6,056 and $17,383 in the years ended December 31, 2018 and 2017, respectively.
As of December 31, 2018, the Company had federal research and development tax credit carryforwards of $2,630 available to reduce future tax liabilities which expire beginning in 2036.
Under the provisions of the Internal Revenue Code, the net operating loss and tax credit carryforwards are subject to review and possible adjustment by the Internal Revenue Service and state tax authorities. Net operating loss and tax credit carryforwards may become subject to an annual limitation in the event of certain cumulative changes in the ownership interest of significant shareholders over a three‑year period in excess of 50%, as defined under Sections 382 and 383 of the Internal Revenue Code, respectively, as well as similar state provisions. This could limit the amount of tax attributes that can be utilized annually to offset future taxable income or tax liabilities. The amount of the annual limitation is determined based on the value of the Company immediately prior to the ownership change. Subsequent ownership changes may further affect the limitation in future years. The Company has completed financing since its inception which may have resulted in a change in control as defined by Sections 382 and 383 of the Internal Revenue Code, or could result in a change in control in the future.

The Company files tax returns as prescribed by the tax laws of the jurisdictions in which it operates. In the normal course of business, the Company is subject to examination by federal, state, and foreign jurisdictions, where applicable. The Company’s tax years are still open under status from 2015 to present. All open years maybe be examined to the extent that tax credit or net operating loss carryforward are used in future periods. The Company will recognize interest and penalties related to uncertain tax positions in income tax expense. As of December 31, 2018, the Company had no accrued interest or penalties related to uncertain tax positions and no amounts have been recognized in the Company’s consolidated statements of operations.
NOTE 9: FINANCIAL INCOME (EXPENSE)

	Year ended December 31,
	2018	2017
Financial expenses:
Bank charges	(1)	$(3)
Foreign currency remeasurement adjustments	—	(4)
Others	—	(34)
	(1)	$(41)
Financial income:
Foreign currency remeasurement adjustments	—	$—
Interest on cash equivalents, short‑term bank deposits	207	22
Others	(19)	5
	188	$27
NOTE 10: LOSS PER SHARE
The Company computes basic net loss per share by dividing net loss by the weighted average number of shares outstanding, which includes stock issued and outstanding. The Company computes diluted net loss per share by dividing net loss by the weighted average number of shares and potential shares from outstanding stock options. Since the Company had a net loss for all periods presented, the effect of all potentially dilutive securities is anti‑dilutive. Accordingly, basic and diluted net loss per share is the same for the year ended December, 2018 and 2017.
The following table presents anti‑dilutive shares for the year ended December 31, 2018 and 2017:

	Year ended December 31,
	2018	2017
Weighted‑average anti‑dilutive shares related to:
Outstanding stock options	10,221,139	11,105,065
Outstanding warrants	4,386,288	4,830,901
	14,607,427	15,935,966

NOTE 11: QUARTERLY FINANCIAL DATA

	Three Months Ended (Unaudited)
	March 31	June 30	September 30	December 31
2018:
R&D expenses	$(6,561)	$(5,747)	$(5,125)	$(4,866)
G&A expenses	$(2,174)	$(2,504)	$(2,174)	$(1,811)
Operating loss	$(8,735)	$(8,251)	$(7,299)	$(6,677)
Financial income (expense)	$26	$60	$50	$51
Net loss	$(8,709)	$(8,191)	$(7,249)	$(6,626)
Basic loss per share	$(0.150)	$(0.140)	$(0.120)	$(0.100)
Diluted loss per share	$(0.150)	$(0.140)	$(0.120)	$(0.100)
Weighted average number of shares used in computing basic loss per share	59,334,821	59,338,255	62,019,780	64,766,882
Weighted average number of shares used in computing diluted loss per share	59,334,821	59,338,255	62,019,780	64,766,882
2017:
R&D expenses	$(7,947)	$(5,667)	$(6,299)	$(5,263)
G&A expenses	$(2,988)	$(2,369)	$(2,270)	$(1,897)
Operating loss	$(10,935)	$(8,036)	$(8,569)	$(7,160)
Financial income (expense)	$18	$3	$(36)	$1
Net loss	$(10,917)	$(8,033)	$(8,605)	$(7,159)
Basic loss per share	$(0.290)	$(0.220)	$(0.230)	$(0.130)
Diluted loss per share	$(0.290)	$(0.220)	$(0.230)	$(0.130)
Weighted average number of shares used in computing basic loss per share	37,108,261	37,110,043	37,110,043	55,225,985
Weighted average number of shares used in computing diluted loss per share	37,108,261	37,110,043	37,110,043	55,225,985